UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

Mainz Biomed N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-41010	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Robert Koch Strasse 50, 55129 Mainz, Germany

(Address of Principal Executive Offices) (Zip Code)

+49 6131 5542860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Ordinary Shares, nominal value €0.01 per share	MYNZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On February 13, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David E. Lazar that provides for the sale in a private placement of:

●	(a) 1,000,000 of our series A preferred shares, with a nominal value of €0.01 per share (the “Series A Preferred Shares”), convertible into an aggregate of up to 9 million of our ordinary shares, with a nominal value of €0.01 per share (the “Ordinary Shares”), (b) 1,000,000 of our series B preferred shares, with a nominal value of €0.01 per share (the “Series B Preferred Shares”), convertible into an aggregate of up to 9 million Ordinary Shares and (c) 1,000,000 of our series C preferred shares, with a nominal value of €0.01 per share (the “Series C Preferred Shares” and together with the Series A Preferred Shares and the Series B Preferred Shares, the “First Closing Shares”), convertible, subject to shareholder approval, into an aggregate of up to 9 million Ordinary Shares in exchange for $3 million; and

●	(a) 1,000,000 of our series D preferred shares, with a nominal value of €0.01 per share (the “Series D Preferred Shares”), convertible into an aggregate of up to 225 million Ordinary Shares and (b) 1,000,000 of our series E preferred shares, with a nominal value of €0.01 per share (the “Series E Preferred Shares”, together with the Series D Preferred Shares, the “Second Closing Shares”), convertible, subject to shareholder approval, into an aggregate of up to 225 million Ordinary Shares in exchange for an additional $3 million (collectively, the “Investment”).

The First Closing Shares and the Second Closing Shares (together the “Preferred Shares”), upon becoming fully convertible, will represent in excess of 95% of our issued and outstanding Ordinary Shares on a fully diluted basis as of the Final Closing (as defined below), assuming no additional share issuances prior to the Final Closing. The First Closing Shares are subject to certain conversion limitations as described below.

Simultaneous to entering into the Purchase Agreement on February 13, 2026, Mr. Lazar purchased the First Closing Shares at a price of $1.00 per share for aggregate gross proceeds of $3 million (the “First Closing”). The Purchase Agreement also contemplates that Mr. Lazar will separately purchase and acquire the Second Closing Shares as soon as practicable after we receive the Conversion Approval (as defined below) at a price of $1.50 per share for aggregate gross proceeds of $3 million (the “Final Closing”), subject to the satisfaction of certain conditions to closing as provided in the Purchase Agreement. Pursuant to the Purchase Agreement, the net proceeds of the Investment will be used for our operations, including for general corporate and working capital purposes, for expenses related to the Investment and to satisfy certain agreed upon obligations. In connection with the Investment (and as further detailed in Item 5.02 of this Current Report on Form 8-K below), our board of directors (the “Board”) appointed Mr. Lazar as a director immediately prior to the First Closing.

Securities Purchase Agreement

The Purchase Agreement contains customary representations, warranties, and covenants of, as well as indemnification rights, and other obligations of the parties.

Following the Conversion Approval (as defined below), the Fist Closing Shares, upon full conversion, would represent approximately 55.4% of our issued and outstanding Ordinary Shares on a fully diluted basis, and the Second Closing Shares to be issued, upon full conversion, would represent approximately 90.2% of our issued and outstanding Ordinary Shares on a fully diluted basis as of the Final Closing, or collectively approximately 95.6% in the aggregate (based on the number of Ordinary Shares anticipated to be outstanding as of the Final Closing). Since the Ordinary Shares are currently listed on the Nasdaq Capital Market, we are required to comply with the continued listing rules of The Nasdaq Stock Market LLC (the “Listing Rules”), and among these requirements are Rules 5635(d) and Rule 5635(b) of the Listing Rules. Rule 5635(d) of the Listing Rules requires stockholder approval in connection with any transaction, other than a public offering, involving the sale, issuance, or potential issuance, of common stock or securities convertible into common stock, equal to 20% or more of the outstanding ordinary shares at the time that the agreement to issue such share is entered into for less than the lower of the last closing price prior to the entry into such agreement or the or 5-day average of the closing price prior to the entry into such agreement. Rule 5635(b) of the Listing Rules requires stockholder approval of a transaction involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into, or exercisable for, common stock) when the issuance or potential issuance of additional shares may result in a change of control of the issuer. As a result of the significant number of Ordinary Shares that may be issued upon the future conversion of the Preferred Shares compared to the currently issued and outstanding Ordinary Shares as provided above, we will be required to obtain stockholder approval in accordance with Rule 5635(d) and Rule 5635(b) of the Listing Rules for Mr. Lazar to be able to fully convert the Preferred Shares (the “Conversion Approval”). Each of the First Closing Shares is convertible into 9 Ordinary Shares (or an aggregate of 9 million Ordinary Shares), and each the Second Closing Shares will be convertible into 225 Ordinary Shares (or an aggregate of 225 million Ordinary Shares); provided that, in no event will any Preferred Shares be convertible into Ordinary Shares if such conversion would result in Mr. Lazar or his transferees, or affiliates, or any other persons acting as a group together with Mr. Lazar exceeding the “Beneficial Ownership Limitation” prior to the date of Conversion Approval. The “Beneficial Ownership Limitation” means 19.99% of the outstanding Ordinary Shares as of the date of the Purchase Agreement, which percentage shall take into account any shares then owned by such holder and any of their affiliates.

Pursuant to the Purchase Agreement, we agree to use our best efforts to hold the extraordinary meeting of Shareholders (the “Shareholder Meeting”) on or before April 15, 2026 for the purpose of obtaining the Conversion Approval, as well as obtaining stockholder approval of (i) the election of our directors to the Board, including the Initial Nominee (as defined below) that is nominated by Mr. Lazar, as further summarized below and (ii) a reverse stock split of the Ordinary Shares in the range of not less than 1-for-2 and not more than 1-for-99, with the specific ratio to be determined by, and the implementation to be in the sole and absolute discretion of, the Board (collectively, the “Stockholder Meeting Proposals”). To the extent that the Conversion Approval is not obtained, then we will be required to use our reasonable best efforts to call another stockholder meeting within ninety (90) days of the date of the Shareholder Meeting (the “Second Meeting”). If the Conversion Approval is not received at the Second Meeting, we agreed to issue to Mr. Lazar, in a private placement transaction, up to 19.99% of the Ordinary Shares outstanding as of the date of the Purchase Agreement, at a price per share equal to the closing stock price of the Ordinary Shares on the day of the Second Meeting plus $0.02, provided, that the number of Ordinary Shares that Mr. Lazar will be entitled to purchase shall be automatically reduced to a number of Ordinary Shares such that Mr. Lazar, together with his affiliates, will not own, beneficially or otherwise, Ordinary Shares in excess of 19.99% of the Ordinary Shares outstanding as of the date of the Purchase Agreement.

The consummation of the First Closing on February 13, 2026 was subject to the satisfaction of customary closing conditions, including the accuracy of the representations and warranties in the Purchase Agreement and the delivery of certain transaction documents. In addition to Mr. Lazar being appointed as one of our directors in connection with the Investment, pursuant to the Purchase Agreement, Mr. Lazar will have certain one-time contractual rights involving the Board. These rights include: (i) a one-time contractual right to recommend to us an individual (the “Initial Nominee”) to be nominated for election at the Shareholder Meeting to serve as a director on the Board; (ii) subject to the Conversion Approval and the Final Closing occurring, a one-time contractual right to nominate up to six (6) individuals (the “Additional Purchaser Nominees”) to be qualified (including satisfying director “independence” requirements under the Listing Rules) and appointed to serve as directors on the Board after the resignation of the current directors, following the Conversion Approval and the Final Closing.

The consummation of the Final Closing is subject to the satisfaction or waiver of, among other customary closing conditions, our receipt of the Conversion Approval, the accuracy of the representations and warranties of each of the parties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, and no permanent suspension or other trading suspension for more than three consecutive trading days of the Ordinary Shares by the Securities Exchange Commission (the “SEC”), the Nasdaq Capital Market or as reported by Bloomberg L.P.

The Purchase Agreement includes several covenants, including that we:

●	agree to maintain a reserve of Ordinary Shares from our duly authorized shares in order to complete the Investment and related transactions pursuant to the Purchase Agreement, except to the extent limited by our authorized Ordinary Shares.

●	agree that until the Shareholder Meeting, without Mr. Lazar’s consent which shall not be unreasonably withheld, conditioned or delayed, we will not, except as contemplated by the Purchase Agreement: (i) change the number of directors constituting the Board or fill any vacancy on the Board; (ii) change the nature of the our operations; (iii) incur any debt outside of the ordinary course of business; (iv) guarantee any obligation of any third party; (v) issue any capital stock or Ordinary Share equivalents, other than pursuant to certain limited exceptions such as those related to our 2025 Incentive Plan; or (vi) amend our certificate of incorporation or bylaws.

We also granted Mr. Lazar a right to participate in subsequent financing transactions where we issue Ordinary Shares or Ordinary Share equivalents for cash consideration, indebtedness or a combination thereof until the six month anniversary of the First Closing in an amount up to 25% of the subsequent financing transaction.

Description of Voting Agreement

In connection with the First Closing of the Investment, on August 19, 2025, we and Mr. Lazar entered into a voting agreement (the “Voting Agreement”) with certain of our stockholders (the “Voting Shareholders”) owning approximately 12.4% of our outstanding Ordinary Shares as of February 13, 2026. The Voting Agreement was entered into and became effective upon the execution and effectiveness of the Purchase Agreement and will terminate on the earlier of the Final Closing or the two-year anniversary of the Voting Agreement. Pursuant to the terms of the Voting Agreement, the Voting Shareholders have agreed to (1) vote all of their Ordinary Shares at the Shareholder Meeting in favor of the proposals recommended by the Board in order to facilitate the Investment (the “Meeting Proposals”), (2) appoint us as an irrevocable proxy for the Voting Shareholders for the duration of the Voting Agreement, and (3) our ability to appoint a successor proxy for the Voting Shareholders, in the event we are unable or unwilling to serve as the proxy, and in return, the Voting Shareholders will benefit from our completing the Investment. The Voting Agreement provides for, among other things, a standstill provision relating to the Voting Shareholders that ensures they will (i) not effect, offer or propose to purchase any of our securities or assets (including derivative rights), engage in any tender, merger, recapitalization, liquidation, or other business combination transaction, solicit proxies or otherwise act to control or influence the management of the Board, (ii) not take any action (or enter into any discussions) that may force us to make a public announcement of the matters set forth in (i) above, (iii) not request that we (or directors, management, employees or agents) amend or waive any provision of the standstill and (iv) not dispose of any of our Ordinary Shares until (1) the Voting Shareholders have voted their Ordinary Shares at the Shareholder Meeting in favor of the Meeting Proposals and (2) such proposals at the Shareholder Meeting have passed.

Description of Preferred Shares

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares (collectively the “Preferred Shares”) issued or to be issued in the Investment are set forth in our articles of association (the “Articles of Association”).

Issue

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our Articles of Association provide that the general meeting may only resolve to issue shares upon the proposal of our board of directors (the “Board of Directors”). The general meeting may authorize the Board of Directors to issue new shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

A resolution of the general meeting has authorized our Board of Directors until November 9, 2026, to issue ordinary shares and preferred shares up to the amount of the authorized share capital (from time to time).

Conversion

The Preferred Shares may, at the request of the holder, be converted into Ordinary Shares. The conditions for conversion and the further terms and conditions related to the Preferred Shares will be determined by our Board of Directors, subject to the prior approval of our general meeting and the meeting of holders of the series of Preferred Shares concerned, if such series of Preferred Shares has been issued and are held by persons other than us. The preceding sentence applies by analogy to any adjustment to the conditions.

Voting Rights

In accordance with our Articles of Association, each Preferred Share irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting.

Pre-emptive rights

A holder of Preferred Shares has no pre-emptive right to acquire newly issued Ordinary Shares.

Form

The Preferred Shares are in registered form.

Dividends and Other Distributions

Under our Articles of Association, any profits or distributable reserves must first be applied to pay a dividend on the Preferred Shares.

Amendment Articles of Association

We intent to convene a Shareholder Meeting to obtain Conversion Approval and to amend and restate our Articles of Association. The following amendments to the terms of the Preferred Shares, to be set out in the amended articles of association, will be proposed to the Shareholder Meeting:

●	Each Series A, Series B and Series C Preferred Shares shall be convertible, at the option of the holder, at any time and from time to time, into nine Ordinary Shares.

●	Each Series D and Series E Preferred Shares shall be convertible, at the option of the holder, at any time and from time to time, into two hundred and twenty-five Ordinary Shares.

●	A holder of Preferred Shares who wishes to convert one or more Preferred Shares into Ordinary Shares shall notify the Company thereof in writing.

The foregoing summaries of the material terms of the Purchase Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the First Closing Shares, the Investment and transactions related thereto is incorporated herein by reference. Additionally, on February 13, 2026, we issued awarded grants for the issuance of to eight directors and/or employees of 1,000,000 Ordinary Shares pursuant to our 2025 Omnibus Incentive Plan (the “Restricted Shares”). The Restricted Shares vested upon grant. The First Closing Shares and the Restricted Shares were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 and Item 5.03 of this Current Report on Form 8-K regarding the Purchase Agreement and First Closing Shares is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Lazar to the Board of Directors

On February 13, 2026, the Board appointed Mr. Lazar a temporary non-executive director and the Chair of the Board for a term ending on the date of our first general meeting held after the date of the Purchase Agreement. Apart from his one-time contractual rights disclosed in Item 1.01, there is no arrangement or understanding between Mr. Lazar and any other person pursuant to which he was appointed as one of our directors. Mr. Lazar has not been appointed to any committees of our Board, and we do not currently have any plans to appoint him to such committees.

David Lazar currently serves as the CEO and Chairman of Sow Good (NASDAQ: SOWG) since January 2026. Previously David served as the CEO and Chairman of Kala Bio Inc. (NASDAQ: KALA) from December 2025 to February 2026. David previously served as CEO & Chairman of Novabay Pharmaceuticals, Inc. (NASDAQ: NBY) from August - November 2025. Prior to that, David previously served as director on the board of directors of FiEE, Inc. (NASDAQ: FIEE) (formerly Minim, Inc.) where he also previously served as the CEO and CFO from December 2023 to February 2025. David served as interim CEO and principal Financial Officer of Bio Green Med Solution Inc. (NASDAQ: BGMS) (formerly Cyclacel Pharmaceuticals, Inc.), from January 2, 2025 through February 26, 2025. David served as the CEO of Black Titan Corporation listed on Nasdaq (NASDAQ: BTTC) (formerly Titan Pharmaceuticals, Inc.) from August 2022 to April 2024, where he also served as a Director and board Chairman from August 2022 until October 2023. David also served as the CEO and Chairman of the board of directors of OpGen, Inc. (OTC: OPGN) from March 2024 to August 2024. David also served as the president and a member of the board of directors of LQR House Inc. (NASDAQ: YHC) from October 2024 to April 2025. David served as the CEO of Activist Investing from March 2018 to April 2022. The Board believes that David’s expertise as an investor with a diverse knowledge of capital markets and experience leading public companies qualifies him to serve as a member of the Company’s Board of Directors.

Settlement Agreements

In connection with the Investment, we entered into Settlement Agreement and General and Mutual Releases (collectively, the “Settlement Agreements”) with two of our officers and three of our directors. The Settlement Agreements provide that upon the Final Closing, (i) the applicable director or officer shall generally release us from any claims, actions, or losses that such person may have against us and (ii) we shall similarly release such officer or director from any claims, action or losses that we may have against such person, provided that we remain obligated pursuant to maintain D&O insurance coverage, or a D&O tail policy, a that we make a payment to such person for any and all accrued and unpaid salary, Board approved bonus, twelve months healthcare continuation and such person’s contractual severance payment. The aggregate payments that we will need to make in connection with the Settlement Agreements are approximately $1.9 million.

Item 8.01	Other Events.

On February 17, 2026, we issued a press release announcing the Investment and related matters, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K, including exhibits, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon our and our management’s current expectations, assumptions, estimates, projections and beliefs. Such statements include, but are not limited to, statements regarding the Investment, the expected completion of the Final Closing, our financial condition including the financial impact of the Investment, and related matters. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to the our business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report, are detailed in our recent filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and we disclaim any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1++	Securities Purchase Agreement, dated February 13, 2026, between Mainz Biomed N.V. and David Lazar
10.2	Form of Voting Agreement
10.3	Form of Settlement Agreement
99.1	Press Release, dated February 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

++	Certain schedules and exhibits were omitted as well as certain confidential portions of the agreements by means of marking such portions with brackets (due to such confidential portions not being material and being the type of information that the Company treats as private or confidential) pursuant to Item 601 of Regulation S-K promulgated by the SEC. The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portions to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mainz Biomed N.V.

By:	/s/ William Caragol
	Name:	William Caragol
	Title:	Chief Financial Officer

Dated: February 17, 2026